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                        [LETTERHEAD OF HOGAN & HARTSON]

                                March 23, 1998



Board of Directors
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905


Ladies and Gentlemen:

          We are acting as counsel to Wabash National Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering by the Company of up to 3,450,000 shares of the Company's common stock, par value $.01 per share, (the "Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on March 5, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The proposed form of U.S. Purchase Agreement and proposed form of International Purchase Agreement by and among the Company and the prospective underwriters for the offerings,
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Board of Directors
Wabash National Corporation
March 23, 1998
Page 2


               filed as Exhibits 1.01 and 1.02 to the Registration Statement (collectively, the "Purchase Agreements").

          5. Unanimous Written Consent of the Board of Directors of the Company adopted on March 20, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Primary Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Purchase Agreements, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Purchase Agreements and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will

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Board of Directors
Wabash National Corporation
March 23, 1998
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be validly issued, fully paid and nonassessable under the General Corporation
Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Very truly yours,


                              HOGAN & HARTSON L.L.P.